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PRESS RELEASE - June 17, 1999      FOR IMMEDIATE RELEASE:
                                   ---------------------
                                   For more information contact:
1ST STATE BANCORP, INC.            James C. McGill or
                                   A. Christine Baker
                                   (336) 227-8861

1ST STATE BANCORP, INC. ANNOUNCES QUARTERLY CASH DIVIDEND POLICY

Burlington, North Carolina  1st State Bancorp, Inc. (Nasdaq:FSBC)


     1st State Bancorp, Inc., headquartered in Burlington, North Carolina, announced today that its Board of Directors has established a policy for the payment of quarterly cash dividends. The first quarterly cash dividend will be in the amount of $0.08 per share and will be paid on August 10, 1999 to stockholders of record at the close of business on July 15, 1999.

     James C. McGill, the Company's President, stated that the Board of Directors determined that the payment of quarterly dividends was appropriate in light of the Company's financial condition and results of operations. He noted that future dividends will be dependent upon the Company's financial condition, earnings, capital needs, regulatory requirements and economic conditions.

     1st State Bancorp, Inc. is the parent holding company of 1st State Bank, a North Carolina-chartered commercial bank. The Bank serves Alamance County in north central North Carolina from its six full-service branch offices. The Company's common stock trades on the Nasdaq National Market under the symbol FSBC.

     This press release contains statements that are forward-looking, as that term is defined by the Private Securities Litigation Act of 1995 or the Securities and Exchange Commission in its rules, regulations, and releases. The Company intends that such forward-looking statements are based on current expectations regarding important risk factors including, but not limited to, the impact of interest rates on financing and year 2000 issues. Accordingly, actual results may differ from those expressed in the forward-looking statements, and the making of such statements should not be regarded as a represen-tation by the Company or any other person that results expressed therein will be achieved.